Exhibit 99.1

PRESS RELEASE

FOR RELEASE: DECEMBER 21, 2012	CONTACT:	Dale C. Davies
		Michael Obertop
	PHONE:	636.940.6000

AMERICAN RAILCAR INDUSTRIES, INC.

COMPLETES RAILCAR LEASE FLEET FINANCING

ST. CHARLES, MO (December 21, 2012) – American Railcar Industries, Inc. (ARI or the Company) (NASDAQ: ARII) announced today that it has completed a $199.8 million financing of its railcar lease fleet (Credit Facility) through its newly formed, wholly-owned subsidiary, Longtrain Leasing I, LLC (Longtrain). The debt is an obligation of Longtrain that is non-recourse to ARI and is secured by a portfolio of railcars and operating leases acquired from ARI by Longtrain. The Credit Facility consists of a senior secured delayed draw term loan that matures on February 28, 2018.

“The execution of the Credit Facility allows us to continue to focus on growing our leasing business and funding general corporate obligations while taking advantage of a historically low interest-rate environment” said James Cowan, President and CEO of ARI.

About ARI

ARI is a leading North American designer and manufacturer of hopper and tank railcars. ARI and its subsidiaries lease railcars manufactured by the Company to certain markets. In addition, ARI repairs and refurbishes railcars, provides fleet management services and designs and manufactures certain railcar and industrial components. ARI provides its railcar customers with integrated solutions through a comprehensive set of high quality products and related services. More information about American Railcar Industries, Inc. is available on its website at www.americanrailcar.com.

Forward Looking Statement Disclaimer

This press release contains statements relating to ARI’s and its subsidiaries’ expected financial performance and/or future business prospects, events and plans that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent the Company’s estimates and assumptions only as of the date of this press release and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from the results described in or anticipated by ARI’s forward-looking statements. The Company’s Form 10-K, as amended by Form 10-K/A, for the year ended December 31, 2011, subsequent quarterly reports on Form 10-Q and other subsequent filings with the Securities and Exchange Commission identify important risks and other factors that could cause actual results to differ materially from those contained in the Company’s projections, estimates and forward-looking statements. ARI expressly disclaims any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.